[THE LEBRECHT GROUP, APLC LETTERHEAD]


                                 April 16, 2002

E-Rex,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181
Attn:  Carl  E.  Dilley,  President

     RE:     FEE  PROPOSAL

Dear  Mr.  Dilley:

     This letter will confirm our understanding whereby you have agreed to issue to Brian A. Lebrecht, principal of The Lebrecht Group, APLC, 2,000,000 shares of common stock (the "Shares") of E-Rex, Inc. (the "Company") as partial consideration for legal services rendered to the Company in the area of general corporate legal services and preparing the Company's filings as required by the Securities Exchange Act of 1934 (the "Services"). Upon sale of any or all of the Shares, an amount equal to 75% of the net proceeds will be applied as a credit against amounts due from the Company to The Lebrecht Group, APLC for the Services.

     If this letter correctly sets forth our agreement, please indicate by your signature below. Other than as set forth herein, the terms and conditions of the Engagement Agreement between the Company and The Lebrecht Group, APLC shall remain in full force and effect.

                         Sincerely,


                         /s/ Brian A. Lebrecht, Esq.
                         ______________________________
                         Brian  A.  Lebrecht,  Esq.
                         The  Lebrecht  Group,  APLC

     The undersigned hereby confirms and agrees that this letter, executed and effective this 16th day of April, 2002, sets forth my understanding and agreement with The Lebrecht Group, APLC.

E-Rex,  Inc.
a  Nevada  corporation

/s/ Carl E. Dilley
____________________________________
By:     Carl  E.  Dilley
Its:     President